PRIVILEGED  AND  CONFIDENTIAL
ORBCOMM  LLC  DCN#  USVAR03-009

                                   ORBCOMM LLC

U.S.  VALUE  ADDED  RESELLER  AGREEMENT


This U.S. Value Added Reseller Agreement ("Agreement") is entered into this 1st day of August 2003, by and between ORBCOMM LLC, a Delaware limited liability company ("ORBCOMM"), with its offices located at 21700 Atlantic Boulevard, Dulles, Virginia 20166, and NIGHTHAWK SYSTEMS, INC., a Nevada corporation ("Reseller"), with its offices located at 8200 East Pacific Place, Suite 204, Denver, Colorado 80231.

                              W I T N E S S E T H:

     WHEREAS, ORBCOMM operates a system that provides low-Earth orbit satellite- based data communication services; and

     WHEREAS, Reseller desires to market and sell access to and use of the ORBCOMM System in the Territory solely with respect to the Application (as defined herein below) in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION  1  -  DEFINITIONS

     (a)     "Administrative   Charges"   shall   mean   the   standard
charges   and   fees   of  ORBCOMM   for   performing   administrative   changes
with   respect   to   particular   Subscriber  Communicators as set forth on the
Pricing  Rate  Schedule.

     (b) "Affiliate" shall mean, with respect to any Person (i) any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     (c) "Agent" shall mean a Person (other than a Reseller or an Affiliate of Reseller) that is authorized pursuant to Section 12 hereof to market and sell access to and use of the ORBCOMM System on Reseller's behalf.

     (d) "Application" shall mean the application used by Reseller and described on Exhibit B and such other Applications as may be approved in writing by ORBCOMM in its sole discretion and which shall be described by written amendment to Exhibit B.


     (e) "Billing Cycle" shall mean that period selected by ORBCOMM for billing charges incurred by Reseller and due ORBCOMM; provided that ORBCOMM may from time to time change such period upon notice to Reseller.

     (f) "Billing Cycle Amount" shall mean, with respect to any Billing Cycle, the sum of all charges incurred for such Billing Cycle (or, to the extent not previously billed, any prior Billing Cycle), including Usage Charges (pro rated for the number of days during such Billing Cycle each Subscriber Communicator is provisioned), Provisioning Charges, Administrative Charges and Miscellaneous Charges, for all Subscriber Communicators in each case, calculated using the prices set forth in the Pricing Rate Schedule.

Preamble.

(g) "Effective Date" shall mean the date of this Agreement as set forth in the

(h)     "Event  of  Default"  shall  have  the  meaning set forth in Section 13.

     (i) "Facilities" shall mean the satellites, ground segment equipment, network control equipment, gateway Earth stations and other equipment comprising the ORBCOMM System.

     (j) "FCC" shall mean the United States Federal Communications Commission or any successor agency thereto.

     (k) "First-Line Support" shall mean customer support that is provided using a facility that is staffed by trained personnel who are equipped, among other things, to receive telephone, facsimile and e-mail inquiries  from  Subscribers  and  to  dispose  of  such  inquiries promptly  by
(i) resolving such inquiries and/or (ii) opening trouble tickets, which may involve elevating such inquiries to higher levels of support as necessary, monitoring the resolution process and informing the Subscriber of the status of the relevant trouble ticket and of the ultimate resolution of the trouble ticket. First-Line Support also includes the ability to monitor and  track  the  types  of  inquiries received and the status of such inquiries.

     (l)      "Governmental   Authority"   shall   mean   any   federal,
state,   local   or   other  governmental  agency  or  authority  of  the United
States  or  any  other  county.

(m)    "Minimum Billing Cycle Amount" shall mean the amount set forth in Section
7.

(n) "Miscellaneous Charges" shall mean such miscellaneous charges of ORBCOMM as may be in effect from time to time.

(o)     "Mutual  Non-Disclosure  Agreement"  shall  mean  the  Mutual
Non-Disclosure
Agreement  dated  as  of  January  30,  2003,  between  Reseller  and  ORBCOMM.

(p) "ORBCOMM Graphic Identity Manual" shall mean the ORBCOMM Graphic Identity Manual, available, upon written request to ORBCOMM, as such ORBCOMM Graphic

Identity Manual may be modified from time to time by ORBCOMM in accordance with Section
6(a).

(q) "ORBCOMM Services" shall mean services provided by ORBCOMM using the ORBCOMM System from time to time.

     (r) "ORBCOMM System" shall mean the low-Earth orbit satellite-based data communication system operated by ORBCOMM or any successors and assigns thereof.

     (s) "Permits" shall mean any permits, franchise, license, license exemption, consent, approval, authorization, registration, equipment type approval, or import approval; the issuance of which is required by a Governmental Authority with jurisdiction in any country in the Territory, to facilitate the provision of ORBCOMM Services by Reseller in accordance with this Agreement.

     (t) "Person" shall mean an individual or a corporation, partnership, association, trust or any other entity or organization.

     (u) "Pricing Rate Schedule" shall mean the Pricing Rate Schedule, a current copy of which is attached hereto as Exhibit C, which may be amended at any time and from time to time by ORBCOMM on at least sixty (60) days prior written notice to Reseller.

     (v) "Provisioning Charge" shall mean the charge for the activation of a particular Subscriber Communicator for use in connection with the ORBCOMM System in the Territory, or outside the Territory if Roaming Approved, as set forth on the Pricing Rate Schedule.

(w) "Roaming" shall mean the temporary and pre-approved by ORBCOMM use of a Subscriber Communicator outside of the Territory.

(x) "Roaming Approved" shall mean an Application which has been approved by
ORBCOMM  to  incorporate  roaming.

(y) "Subscriber" shall mean a customer purchasing access to and use of the
ORBCOMM  System  from  Reseller  or  an  Agent  of  Reseller.

     (z)     "Subscriber  Communicator"  shall  mean  the  equipment  used  by
Reseller or its Agents or Subscribers to access the ORBCOMM System, incorporating a modem which has been Type Approved by or on behalf of
ORBCOMM  for  use  with  the  ORBCOMM  System  and  to  which  a   physical
serial  number,   device  control  number,   radio   identification  codes,
and  a  Subscriber  Communicator  Address  have  been  assigned.

     (aa)   "Subscriber    Communicator    Address"   shall   mean   the
unique   subscriber  communicator  address  or  addresses  assigned  to  a
Subscriber  Communicator  for  use  within  the  ORBCOMM  System.

     (bb) "Subscriber Information" shall mean any information regarding a Subscriber or Subscriber Communicator provided to ORBCOMM by Reseller, Reseller's Agents or Reseller's employees during the term of this Agreement.

     (cc) "Territory" shall mean the geographic or other market territory set forth in Exhibit A hereto.

     (dd) "Type Approved" shall mean the approval for use with the ORBCOMM System granted by or on behalf of ORBCOMM to each model or type of modem based on ORBCOMM's determination that such model or type of modem meets the
requirements  set  forth  in  the  applicable   specifications   and
successfully meets the testing requirements specified in each applicable subscriber communicator manufacturing agreement.

     (ee) "Usage Charges" shall mean the per unit charges incurred by a Particular Subscriber Communicator as set forth on the Pricing Rate Schedule.



SECTION  2  -  PURCHASE  OF  SERVICE;  NON-EXCLUSIVE  LICENSE

     (a) Purchase and Sale. ORBCOMM hereby agrees to sell to Reseller, and Reseller hereby agrees to buy from ORBCOMM, ORBCOMM Services pursuant to the terms of this Agreement in connection with the use of the ORBCOMM System solely within the Territory and solely with respect to the Application.

     (b) Non-Exclusive License to Resell. ORBCOMM hereby grants to Reseller a non- exclusive license to resell access to and use of the ORBCOMM System in accordance with the terms of this Agreement solely within the Territory and solely with respect to the Application. Any purported resale by Reseller to a prospective Subscriber outside of the Territory, other than with respect to the Application or other than pursuant to the terms and conditions of this Agreement, shall be null and void.

     (c)     Non-Exclusive  License  to  Promote.   ORBCOMM  hereby  grants  to
Reseller a non-exclusive license to promote, solicit and market access to and use of the ORBCOMM System solely within the Territory and solely with respect to the Application.

     (d) Sublicense. Subject to Section 12, Reseller may sublicense Agents to promote, solicit and market access to and use of the ORBCOMM System on Reseller's behalf, provided that a Subscriber shall, in any event, purchase and receive services directly from Reseller and not from any Agent.



SECTION  3  -  TERM  OF  AGREEMENT

     Subject to the provisions of this Agreement, the term of this Agreement shall commence on the Effective Date and continue for a period of three (3) years (hereinafter the

"Initial Term"). This Agreement may be renewed for further terms of three (3) years each (each, together with the Initial Term, the "Term") provided:
(i) Reseller first notifies ORBCOMM in writing of its desire to extend the Agreement at least ninety (90) days prior to the expiration of any such Term; and, (ii) ORBCOMM notifies the Reseller in writing of its desire to extend the Agreement at least thirty (30) days prior to the expiration of any such Term.



SECTION  4  -  RESPONSIBILITIES  OF  RESELLER

     (a) Promotion. Reseller shall promote, solicit and market access to and use of the ORBCOMM System within the Territory and with respect to the
Application.   Reseller  shall  use  all  reasonable  efforts  to  secure  and retain  Subscribers  for  the  Application  in  the  Territory.  Reseller  shall not promote, solicit or market access to and use of the ORBCOMM System or otherwise take any action or participate in any activity that is reasonably likely to result in the promotion, solicitation or marketing of access to and use of the ORBCOMM System outside of the Territory. Reseller shall not promote, solicit or market access to the ORBCOMM System in connection with any application other than the Application.

     (b) Sales Forecast. Reseller shall, no later than fifteen (15) days prior to the commencement of each calendar month, provide ORBCOMM with a written sales forecast, substantially in the form of Exhibit D (the "Monthly Sales Forecast") setting forth in reasonable detail the information requested. Reseller shall prepare the Monthly Sales Forecast on the basis of the Resellers' good faith estimate of projected sales and on the basis of reasonable, good faith assumptions.

     (c) Provisioning. Reseller shall promptly notify ORBCOMM, in the manner prescribed by ORBCOMM from time to time, of each Subscriber addition, Subscriber Communicator Address change, Subscriber suspension or deletion from the ORBCOMM System or other change in the service requested by Subscriber. Reseller shall be responsible for all charges incurred from the date of any Subscriber addition through the date Reseller properly notifies ORBCOMM of such Subscriber's suspension, deletion or account transfer, Subscriber Communicator Address change or other service change. In the event Reseller does not properly notify ORBCOMM, in the manner prescribed by ORBCOMM, of a Subscriber suspension, deletion or account transfer, Subscriber Communicator Address change or other service change, Reseller shall be responsible for all charges incurred by that Subscriber through and including the business day following the business day Reseller properly notifies ORBCOMM of that Subscriber's suspension, deletion or account transfer, Subscriber Communicator Address change or other service change.

     (d) Payments. Reseller shall be solely responsible for (i) billings to and collections from its Subscribers and (ii) all amounts due to ORBCOMM under Section 7 in accordance with invoices rendered by ORBCOMM with respect to any Subscriber Communicator under Reseller's account regardless of whether or not Reseller bills and/or collects from its Subscribers in the manner prescribed by ORBCOMM from time to time.

     (e) Representations and Warranties. Reseller shall not, and shall procure that its Agents shall not, make any representation, warranty, indemnity or similar claim concerning the operation, performance, reliability, redundancy, fitness for particular purpose or similar feature of the ORBCOMM System or ORBCOMM Services except as specifically set forth herein and as shall be consistent with any and all written documentation provided by ORBCOMM to Reseller, as such information may be revised from time to time by ORBCOMM.

     (f) Standards. Reseller shall, and shall procure that its Agents shall, employ the highest standards of business conduct in the performance of its business and its obligations hereunder. Reseller shall, and shall procure that its Agents shall, not do anything that could reasonably be expected to discredit, dishonor, reflect adversely on or injure the reputation of ORBCOMM, the ORBCOMM Services, or the ORBCOMM System.

     (g)     Support  and  Training.   Reseller  shall  provide adequate support
and training to its Subscribers with respect to the access to and use of the ORBCOMM System in connection with the Application.

     (h) Demonstration Units. Reseller shall not be entitled to the use of any Subscriber Communicators as demonstration units without the express, prior, written permission of ORBCOMM. Reseller shall submit to ORBCOMM a written request for each demonstration unit desired which shall detail among other things: (i) the number of demonstration units required by the Reseller; (ii) the period of time the demonstration units will be required; (iii) the application to be demonstrated; and, (iv) the prospective customer. Demonstration units provided to Reseller pursuant this Section 4(h) shall not be subject to any fees except for Provisioning Charges. ORBCOMM may deactivate an unauthorized demonstration unit at any time with or without notice to the Reseller and without any liability to the Reseller and may deactivate an authorized demonstration unit at any time with or without notice following the expiration of the relevant demonstration period. Nothing in this Section 4(h) shall prohibit Reseller from activating Subscriber Communicators for it own account, subject to the Pricing Rate Schedule, to be used for demonstration purposes.

     (i) Contracts. Reseller shall enter into a contract (which may include a purchase order or other similar binding agreement) with each of its Subscribers, which contract shall provide, in addition to such other terms and conditions as Reseller may require (provided such terms and conditions do not conflict with any of the terms required by this Section 4(i)),
for  the  following  provisions  (and  any  other   provisions  that   ORBCOMM
may  from  time  to  time  reasonably  require  Reseller  to  include):

     (i) Subscriber shall not have and shall not acquire any proprietary interest in the Subscriber Communicator Address or any other numbers or codes associated with or allocated to a Subscriber Communicator.

     (ii)    NONE  OF  ORBCOMM  OR  ANY  AFFILIATE  OF  ORBCOMM  HAS  MADE,  OR
SHALL BE DEEMED TO HAVE MADE, ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE ORBCOMM SYSTEM

OR THE ORBCOMM SERVICES. EACH OF ORBCOMM AND ITS AFFILIATES EXPRESSLY DISCLAIMS WITH RESPECT TO SUBSCRIBER AND SUBSCRIBER EXPRESSLY WAIVES, RELEASES AND RENOUNCES ALL WARRANTIES OF ORBCOMM AND ITS AFFILIATES ARISING BY LAW OR OTHERWISE, WITH BUT NOT LIMITED TO: (A) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; (B) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (C) ANY WARRANTIES AS TO THE ACCURACY, AVAILABILITY OR CONTENT OF THE ORBCOMM SYSTEM, THE ORBCOMM SERVICES OR ANY OTHER SERVICES PROVIDED BY ORBCOMM OR ITS AFFILIATES USING THE ORBCOMM SYSTEM; AND (D) ANY WARRANTY UNDER ANY THEORY OF LAW, INCLUDING ANY TORT, NEGLIGENCE, STRICT LIABILITY, CONTRACT OR OTHER LEGAL OR EQUITABLE THEORY. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING CAPACITY OR SUITABILITY FOR USE, THAT IS NOT CONTAINED IN THIS AGREEMENT SHALL BE DEEMED TO BE A WARRANTY BY ORBCOMM OR ITS AFFILIATES.

     (iii) Subscriber acknowledges and understands that it shall bear all responsibility, risk and cost associated with developing and maintaining its business, and neither ORBCOMM nor its Affiliates shall be liable to Subscriber for any costs or damages caused by any failure or impaired performance of the ORBCOMM System or any component thereof.

     (iv) Subscriber acknowledges that ORBCOMM shall supply the ORBCOMM Services on a good faith efforts basis and that service failures and interruptions may occur and are difficult to assess as to cause or resulting damages. The parties agree that none of ORBCOMM nor its Affiliates shall be liable to Subscriber for any losses or damages of any kind whatsoever arising out of any failure of performance, error, omission, interruption, deletion, defect, delay in operation or transmission, communication line failure, theft or destruction or unauthorized access to, alteration of or use of records associated with the ORBCOMM System or the ORBCOMM Services, whether for breach of contract, tortious behavior, negligence or under any other cause of action.

     (v) IN NO EVENT SHALL ORBCOMM OR ITS AFFILIATES HAVE ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY TO SUBSCRIBER UNDER THIS AGREEMENT FOR LOSS OF USE, REVENUE OR PROFIT OR ANY OTHER INDIRECT, INCIDENTAL OR
CONSEQUENTIAL DAMAGES. In addition, in no event shall any liability of ORBCOMM or its Affiliates exceed the amount of One Thousand U.S. Dollars (US$1,000.00).

     (vi) Use of the ORBCOMM System or the ORBCOMM Services is authorized by Governmental Authorities only in certain countries, and is permissible only when all

Permits have been received from the applicable Governmental Authorities. In addition, use of a Subscriber Communicator is only permissible if it has been
specifically  approved  for  use  in  that  country  or  territory.   For
information  on  those  countries  or  territories  in  which   use   of   the
ORBCOMM System is authorized and whether a Subscriber Communicator has been approved for use in another country or territory, please contact your NightHawk Systems, Inc. representative.

     (j) First-Line Support. Reseller shall provide, at its own cost and expense, First- Line Support to Subscribers. Reseller shall diligently investigate, with the assistance of ORBCOMM, if such assistance is reasonably requested by Reseller, any complaint from any Subscriber relating to the provision of ORBCOMM Services to such Subscriber, and shall provide ORBCOMM with a summary report describing those complaints deemed significant by Reseller, which report shall describe the reasons for such complaint.

     (k) Inventory. Reseller shall maintain a sufficient inventory of Subscriber Communicators in good working order for purposes of replacing defective or malfunctioning units, spares and new account sales. Reseller shall work directly with the providers of the Subscriber Communicators to ensure that Subscriber Communicators in need of repair shall be promptly exchanged or repaired.

     (l) Tax. Reseller shall, and shall procure that its Agents shall, provide ORBCOMM with a valid resale tax certificate, and accordingly, ORBCOMM is not required to collect from Reseller or its Agents any sales, use, excise or other similar tax on ORBCOMM Services provided by ORBCOMM to Reseller. All other applicable transfer taxes and filing, recording, registration, stamp, VAT, documentary and other similar taxes and fees that are payable in connection with this Agreement will be borne by and be the obligation of Reseller and its Agents.

     (m) Standards. Reseller shall comply, and shall procure that its Agents shall comply, with the standards established by ORBCOMM for use its service marks, trademarks and trade names as contained in the ORBCOMM Graphic Identity Manual, for all advertising, promotional and Subscriber training materials to be used or distributed by Reseller or its Agents in connection with ORBCOMM, the ORBCOMM System or any ORBCOMM Services.



SECTION  5  -  RESPONSIBILITIES  OF  ORBCOMM

     (a) Access. Subject to the provisions of this Agreement and the operational policies established by ORBCOMM in its sole discretion from time to time, ORBCOMM shall provide access to and use of the ORBCOMM
System to the Subscribers pursuant to the terms and conditions of this Agreement.

     (b)     Invoices.   Following  the  end  of  a  Billing  Cycle,  ORBCOMM
shall provide an invoice to Reseller setting forth the Billing Cycle Amount charged to Reseller for such Billing Cycle.

     (c) Licenses and Permits. ORBCOMM shall use all commercially reasonable efforts to maintain, or to cause its Affiliates to maintain, as the case may be, all Permits required by the FCC or any other applicable Governmental Authority for ORBCOMM to provide ORBCOMM Services in the Territory.

     (d)     Changes.   Upon  receipt  of  the  notice  referred  to  in Section
4(c), ORBCOMM shall effect such Subscriber addition, Communicator Address change, Subscriber deletion or suspension, or other change in service from the ORBCOMM System within three business days or as soon thereafter as practicable.


SECTION  6  -  TRADE     NAME,     TRADEMARKS     AND     OTHER    RIGHTS    AND
INTERESTS

     (a) Right to Use. Both parties acknowledge and agree that "ORBCOMM" and all related marks, logos and designs are service marks, trademarks and a trade name of ORBCOMM or its Affiliates (collectively, the "ORBCOMM Marks"). ORBCOMM hereby grants to Reseller rights to use such ORBCOMM Marks in the Territory solely in connection with the activities authorized under this Agreement and in furtherance of the purposes of this Agreement, with the right to sublicense such rights to its Agents; provided, that such rights to use the ORBCOMM Marks shall terminate immediately and without further action upon the termination or expiration of this Agreement. Reseller shall, and shall cause its Agents who are sublicensed under this Agreement to, use the ORBCOMM Marks in all of their printed and electronic media material that refer to ORBCOMM, the ORBCOMM System, ORBCOMM Services or the Application, either directly or indirectly, in strict conformity to all ORBCOMM's requirements for use of the ORBCOMM Marks, including registry and trademark symbols set forth in the ORBCOMM Graphic Identity Manual, and shall be subject to ORBCOMM's review from time to time at ORBCOMM's request. ORBCOMM shall have the right to reject any use of the ORBCOMM Marks as non-compliant with the ORBCOMM Graphic Identity Manual in its sole discretion. ORBCOMM shall have the right to modify the ORBCOMM Graphic Identity Manual from time to time after giving Reseller not less than five business days prior written notice of such modification; provided, that for a period of six months from the receipt of such notice, Reseller shall be entitled to continue to use all existing marketing materials that previously complied with the ORBCOMM Graphic Identity Manual. Reseller shall be responsible for ensuring that its Agents to whom it sublicenses the ORBCOMM Marks comply in all respects with the terms of use of the ORBCOMM Marks as set forth herein, and Reseller hereby agrees to indemnify, defend and hold harmless ORBCOMM from and against any loss, expense or settlement arising from its Agents' failure to abide by such terms.

     (b) Cooperation. Reseller shall, and shall cause its Agents to, cooperate with ORBCOMM in providing support and any information that may be required in defense of the ORBCOMM Marks as a result of the use thereof by Reseller or its Agent(s) pursuant to this Agreement.

     (c) Revocation. ORBCOMM reserves the right to revoke the license to use the ORBCOMM Marks, if, in its sole discretion, it determines that Reseller or its Agents have improperly used any such material.

     (d)  Prohibited  Acts.  Reseller agrees, and shall cause its Agents, not to
(i) engage in any activities or commit any acts, directly or indirectly, that may contest, dispute or otherwise impair ORBCOMM's right, title and interest in the ORBCOMM Marks, (ii) sublicense use of the ORBCOMM Marks to any other Person, without the express written consent of ORBCOMM; (iii) attempt to register any of the ORBCOMM Marks or any other trademarks confusingly similar thereto; or (iv) use any trademarks confusingly similar to the ORBCOMM Marks. This provision shall survive termination of this Agreement.

     (e) Approvals. Reseller shall be required to obtain for itself and its Agents to whom it has granted sublicenses under the ORBCOMM Marks, the prior written consent of ORBCOMM for (i) any advertising, packaging, promotional, instructional and billing materials that contain references to ORBCOMM, or (ii) any use of the word "ORBCOMM" for a logo, trademark, service mark or trade name; provided that if such materials or use, as the case may be, comply with the provisions of ORBCOMM's Graphic Identity Manual with respect thereto, the prior written consent of ORBCOMM shall not be required. Further, unless rejected within ten (10) days of receipt thereof by ORBCOMM, such materials or use shall be deemed approved by ORBCOMM.



SECTION  7  -  FEES  AND  PAYMENT  TERMS

     (a) Fees. Reseller shall pay to ORBCOMM (or its designee) the greater of the Billing Cycle Amount or the Minimum Billing Cycle Amount for any Billing Cycle as provided in this Section 7. For the first six (6) Billing Cycles, the Minimum Billing Cycle Amount shall be $0.00. For the following six (6) Billing Cycles, the Minimum Billing Cycle Amount shall be $1,250.00. For each Billing Cycle thereafter, the Minimum Billing Cycle Amount shall be $2,500.00.

     (b) Application of Amounts Received. Amounts received by ORBCOMM shall be applied by ORBCOMM to amounts due and owing by Reseller to ORBCOMM in the following order of priority: (i) to all expenses (including reasonable attorney's fees) incurred by ORBCOMM in the collection of amounts due ORBCOMM; (ii) to all late fees due and owing pursuant to paragraph (d) below; (iii) to all past due Billing Cycle Amounts and; (iv) to the Billing Cycle Amount for the Billing Cycle most recently ending.

     (c)     Currency.  All  amounts  to  be  paid  by Reseller pursuant to this
Section 7 shall be paid in full in U.S. Dollars within thirty (30) days of the date of the invoice.

     (d)  Method of Payment. All amounts to be paid by Reseller pursuant to this
Section 7 shall be paid by check or wire transfer of immediately available funds in accordance with ORBCOMM's written instructions as set forth in the invoice.

     (e)     Late  Fees.  All  amounts  to  be paid by Reseller pursuant to this
Section 7 must be received by the due date to be considered paid on time. ORBCOMM reserves the right to apply a late payment fee on any balances that remain unpaid thirty (30) days following the date of the invoice in the amount equal to the lesser of: (i) one and one-half percent (1 %) per month of such amount beginning on the date the payment was due, and (ii) the maximum amount allowed under applicable law.

     (f) Taxes. The charges or fees set forth in the Pricing Rate Schedule exclude all present and future taxes, duties, required contributions or fees of any nature, including, but not limited to federal, state, national, provincial, local or other sales or use taxes, fees, excises, property or gross receipts taxes or fees, telecommunication taxes, license or access fees, or other taxes or duties that may now or hereafter be levied on the services provided or on the charges or fees invoiced to Reseller under this Agreement (collectively, "Taxes"). Any such Taxes, however denominated, that may now or hereafter be levied on the services provided or payments made under this Agreement, excluding taxes based on ORBCOMM's net income, shall be paid by Reseller and the relevant amount payable by Reseller shall be increased by such amount as is necessary to make the actual amount received by ORBCOMM after such withholding equal to the amount that would have been received had no withholding been required and Reseller shall make such withholding and pay the amount withheld to the relevant taxation authority. Reseller is responsible for (i) the payment of Taxes, whether they are concurrently invoiced by ORBCOMM with the original invoiced amount or subsequently invoiced by ORBCOMM, (ii) determining the applicability to Reseller of the tax laws of the jurisdiction where delivery occurs, and (iii) the collection and payment of all required Taxes from its Subscribers.

     (g)     Credits and Offsets.   In the event a credit is owed to Reseller by
ORBCOMM, ORBCOMM may provide such to Reseller by offsetting amounts owed to it by Reseller in an amount equal to such credit.



SECTION  8  -  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS

     (a) Reseller's Representations and Warranties. Reseller represents and warrants to ORBCOMM that (i) Reseller is duly organized or formed, validly existing and in good standing under the laws of the state of its organization or formation, as the case may be, and in each jurisdiction in which the nature of its business requires it to be so, (ii) the execution, delivery and performance of this Agreement by Reseller have been duly authorized by all necessary action (corporate or otherwise) on the part of Reseller, (iii) this Agreement has been duly executed and delivered by Reseller and constitutes a legally valid and binding obligation of Reseller, enforceable against Reseller in accordance with its terms, (iv) Reseller has all Permits necessary for Reseller to enter into and perform its obligations under this Agreement, and (v) Reseller shall not violate any copyright, trade secret, trademark, patent, invention, proprietary information, privacy, non- disclosure or any other statutory or common law rights of any third party in the performance of its obligations under this Agreement.

     (b) ORBCOMM's Representations and Warranties. ORBCOMM represents and warrants to Reseller that (i) ORBCOMM is duly organized or formed, validly existing and in good standing under the laws of the state of its organization or formation, as the case may be, and in each jurisdiction in which the nature of its business requires it to be so, (ii) the execution, delivery and performance of this Agreement by ORBCOMM have been duly authorized by all necessary action (corporate or otherwise) on the part of ORBCOMM, (iii) this Agreement has been duly executed and delivered by ORBCOMM and constitutes a legally valid
and  binding  obligation  of  ORBCOMM,   enforceable   against   ORBCOMM   in
accordance with its terms, and (iv) ORBCOMM or its Affiliates have all Permits necessary for ORBCOMM to enter into this Agreement and perform its obligations in accordance with the terms hereof, and (v) ORBCOMM shall not violate any copyright, trade secret, trademark, patent, invention, proprietary information, privacy, non-disclosure or any other statutory or common law rights of any third party in the performance of its obligations under this Agreement.

     (c) Indemnification. Reseller and ORBCOMM agree to indemnify and hold harmless the other and its Affiliates, and their respective stockholders, members, officers, directors, employees, agents and representatives against all claims, demands or liabilities (including reasonable attorneys' fees) of third parties arising from or in connection with their respective breach of any representations, warranties, covenants or agreements contained herein.

SECTION  9  -  U.S.  GOVERNMENT  SUBSCRIBERS

     In the case of U.S. government subscribers, Reseller acknowledges and agrees that the ORBCOMM Services shall be rendered on a commercial basis consistent with Part 12 of the Federal Acquisition Regulation ("FAR"), as amended, and that Reseller shall, and shall procure that its Agents shall, offer the ORBCOMM Services as "Commercial Items" as set forth in FAR Part 12. As set forth in FAR Part 12, ORBCOMM accepts only the following provisions with respect to any order issued under any U.S. Government contract:



FAR  52.222-26           Equal  Opportunity

FAR  52.222-35           Affirmative  Action  for  Special  Disabled and Vietnam
                                  Era Veterans

FAR  52.222-36           Affirmative  Action  for  Handicapped  Workers



SECTION  10  -  TESTING

     (a) Fitness for Use. Notwithstanding anything else in this Agreement, Reseller shall not promote, solicit and/or market access to and use of the ORBCOMM System with respect to the Application until such Application has been tested by and at the sole expense of the Reseller and such testing demonstrates the Application's fitness for commercial use to the reasonable satisfaction of ORBCOMM. The test or tests to be utilized pursuant to this section 10(a) shall be jointly developed by Reseller and ORBCOMM and shall be satisfactory to ORBCOMM in its reasonable sole discretion to determine the fitness for commercial use of the Application with the ORBCOMM System.

     (b) Subsequent Failure. In the event that an Application, which has been tested and approved pursuant to Section 10(a), subsequently fails to meet the reasonable standards for fitness for commercial use as determined by ORBCOMM from time to time, ORBCOMM may suspend ORBCOMM Services to the Reseller, Subscribers, other Persons or Subscriber Communicators that utilize such Application until such time as Reseller can demonstrate to ORBCOMM, at Reseller's sole expense, that such Application is once again fit for commercial use to the reasonable satisfaction of ORBCOMM.

     (c) No Liability. In the event ORBCOMM suspends ORBCOMM Services to the Reseller, Subscribers, other Persons or Subscriber Communicators that utilize such Application pursuant to Section 10(a) or 10(b) of this Agreement, ORBCOMM shall not incur any liability to the Reseller, Reseller's Agents or
Subscribers.     Reseller  shall  indemnify  and  hold  harmless  ORBCOMM  from any such liability for such suspension of service to Reseller, Subscribers, other Persons or Subscriber Communicators that utilize such Application.



SECTION  11  -  RESTRICTIONS  ON  ACCESS  AND  USE

     (a) Abuse and Fraudulent Use. Access to the ORBCOMM System is furnished subject to the condition that there be no abuse or fraudulent use of the ORBCOMM System by the Reseller, its Agents, the Subscribers or any other Person. Reseller shall not abuse or fraudulently use the ORBCOMM System and shall take any and all steps necessary to control and prevent abuse or fraudulent use of the ORBCOMM System by its Agents, Subscribers and any other Person. Abuse or fraudulent use of the ORBCOMM System includes, but is not limited to:

(i) Providing or attempting to provide, or assisting or permitting another Person to (A) access, alter or interfere with the communications and/or information of a Subscriber by rearranging, tampering or making an unauthorized connection with any Facilities of ORBCOMM or (B) use of any scheme, false representation or false credit device, with the intent to avoid payment, in whole or in part, for ORBCOMM Services; (ii) Using the ORBCOMM System in such a manner so as to interfere unreasonably with the use of the ORBCOMM System by Subscribers; or (iii) Using the ORBCOMM System to convey information that is deemed, in ORBCOMM's sole judgment, to be obscene, salacious or prurient, or to convey information of an unlawful nature or in an unlawful manner.

     (b) Knowledge. Reseller shall promptly advise ORBCOMM in the event Reseller has knowledge or reason to believe that any Agent, Subscriber or any other Person is abusing or fraudulently using the ORBCOMM System in violation of
Section 11(a) hereof. In the event ORBCOMM is advised or reasonably believes that Reseller, any Agent, Subscriber or other Person, is abusing or fraudulently using the ORBCOMM System as specified in Section 11(a), ORBCOMM shall have the right to immediately terminate such Reseller's, Agent's, Subscriber's or other Person's access to the ORBCOMM System for any or all of such Reseller's, Agent's, Subscriber's or other Person's Subscriber Communicators, and ORBCOMM shall have no liability for such termination of access to the ORBCOMM System.

     (c) Electromagnetic Interference. The parties understand and acknowledge that from time to time one or more resellers, subscribers, other Persons or subscriber communicators may cause electromagnetic interference, either intentionally or unintentionally, with (i) the operation of the ORBCOMM System in such a way as to impair the quality of service provided by ORBCOMM to its other resellers and subscribers or (ii) the operation of another system or application approved by the FCC or other Governmental Authority. Accordingly, the parties agree that: (A) ORBCOMM may upon discovery of, or upon reasonable suspicion of, any such interference or abuse by a reseller, subscriber, other Person or subscriber communicator discontinue ORBCOMM Services to the reseller, subscriber, other Person or subscriber communicator that is causing the interference or abuses; and, (B) Reseller shall promptly advise ORBCOMM in the event Reseller has knowledge or reason to believe that any Agent, Subscriber, other person or any subscriber communicator is interfering with the operation of the ORBCOMM System or any other system or application approved by the FCC or any other Governmental Authority.

     (d) Cure. In the event that a Subscriber Communicator interferes with or impairs the performance the ORBCOMM System or any of any other application approved by the FCC or any other Governmental Authority, whether intentional or unintentional, Reseller shall immediately take any and all actions necessary and advisable to cure such interference (including, if necessary repair, replacement or deactivation of the applicable Subscriber Communicator).

     (e) Compliance. Reseller shall, and shall procure that its Agents shall, comply with all applicable laws, rules and regulations of any applicable Governmental Authority in the performance of its obligations hereunder and in the use of the ORBCOMM System or any Subscriber Communicator. Reseller shall take any and all necessary action to prevent violations of all such applicable laws, rules and regulations by its Subscribers, Agents and employees in connection with the use of the ORBCOMM System or any Subscriber Communicators, whether intentional or unintentional. In the event such a violation occurs, Reseller shall immediately take any and all actions necessary or advisable upon consultation with ORBCOMM to cure such violation promptly. Reseller shall promptly advise ORBCOMM in the event Reseller has knowledge or reason to believe that any Agent or Subscriber is in non-compliance with any applicable law, rule or regulation. ORBCOMM may upon discovery, or reasonable suspicion of, any such violation discontinue ORBCOMM Services to such Agent or Subscriber.

     (f) Unusually High Usage. Should Reseller detect or be advised by ORBCOMM of an instance of unusually high Subscriber Communicator usage or transmissions that could be a threat to capacity or might indicate a malfunctioning Subscriber Communicator, Reseller shall promptly investigate any such instance of unusually high Subscriber Communicator usage or transmissions and shall promptly report such findings to ORBCOMM for evaluation; provided, that ORBCOMM shall have the right to deactivate any such Subscriber Communicator.

ORBCOMM shall make reasonable efforts to notify Reseller prior to deactivating any such
Subscriber  Communicators.

     (g) Type Approved Modems. (i) Reseller shall be responsible for ensuring that only Type Approved modems are incorporated into Subscriber Communicators sold or otherwise distributed by it and that all Subscriber Communicators used by its Subscribers in connection with the ORBCOMM System, and each Subscriber's use thereof, at all times meets the regulatory requirements of the FCC and any other applicable Governmental Authorities. Upon the written request of Reseller, ORBCOMM shall provide Reseller from time to time with a list of Type Approved modems.

     (ii) In the event any Subscriber Communicator manufacturer notifies Reseller that a Subscriber Communicator does not meet the regulatory requirements of the FCC or any other applicable Governmental Authority, Reseller shall promptly notify ORBCOMM of such non-conforming Subscriber Communicators. In the event Reseller so notifies ORBCOMM, or ORBCOMM otherwise becomes aware that any Subscriber Communicator does not meet the regulatory requirements of the FCC or any other applicable Governmental Authority, ORBCOMM shall have the right to terminate immediately without notice such Subscriber Communicators' access to and use of the ORBCOMM System.

     (iii) During the term of this Agreement, Reseller shall maintain in full force and effect all Permits that are required in connection with the performance of its obligations hereunder, provided, however, that Reseller, its Agents or Affiliates, shall not apply for any Permit or contact any Governmental Authority regarding any Permit, without first obtaining written authorization to do so from ORBCOMM. Upon the written request from ORBCOMM, Reseller shall provide ORBCOMM reasonable evidence of the validity or effectiveness of any Permit held by or on behalf of Reseller in connection with this Agreement.

     (h) Roaming. Reseller shall not submit for activation any Subscriber Communicator for use outside of the Territory except in connection with Applications that are Roaming Approved.

     (i) Restrictions on Access. Reseller shall notify its Agents and Subscribers regarding the foregoing restrictions on access as set forth in Sections 11(a) - (h).

SECTION  12  -  APPROVAL  OF  AGENTS

     (a)     Conditions.    Reseller  may  appoint  a  Person  as  an  Agent
without the prior written approval of ORBCOMM; provided, that such appointment is in writing and states that such Person agrees to comply with the following:

     (i) such Person shall agree in writing that it shall be bound by, and shall perform its obligations in accordance with, the terms and conditions of this Agreement and shall conduct its business in such a manner as to not cause a violation of any of the provisions of this Agreement or any of the policies which ORBCOMM may establish from time to time concerning Agents or the marketing of ORBCOMM Services;

     (ii) such Person shall make to and agree with ORBCOMM in writing representations, warranties and covenants of a substantially similar nature as the representations, warranties and covenants of Reseller set forth in Section 8(a); and

     (iii) such Person shall agree in writing to indemnify and hold harmless ORBCOMM and its Affiliates and their respective stockholders, members, officers, directors, employees, agents and representatives against all claims, demands or liabilities (including reasonable attorney's fees and out-of-pocket expenses) of third parties arising from or in connection with (A) such Person's breach of its representations, warranties, covenants or agreements made to ORBCOMM or Reseller or (B) such Person's actions or omissions as an Agent of Reseller; and provided further, that such agreements in writing shall contain enforceable provisions making ORBCOMM a third party beneficiary thereof, to the extent ORBCOMM is not a direct party thereto.

     (b) Termination. Reseller shall terminate any Agent, promptly upon the request of ORBCOMM, if such Agent fails to observe or perform any of its covenants and agreements as an Agent, including those covenants and agreements set forth in Section 12(a) above.

SECTION  13  -  DEFAULT

The following events shall constitute events of default ("Events of Default") under this Agreement: (a) Reseller fails to pay any amount to ORBCOMM when due as set forth in Section 7; (b) Reseller, any of its Agents or any of its Subscribers shall fail to observe, perform or comply with any of the covenants or agreements contained in Section 2, Section 10(a) or (b), or Section 11; (c) Reseller or any of its Agents shall fail to observe, perform or comply with any of its covenants or agreements contained in this Agreement (other than as specified in Section 13(a) or 13(b) above) and such failure remains uncured for a period of thirty (30) days after receipt by the breaching party of written notice of such failure; or (d) Any representation, covenant or warranty made by or on behalf of the Reseller (or any Agent) contained in this Agreement or in any other agreement in connection therewith shall prove to be incorrect, false or misleading on the date as of which they were made or deemed to have been made.


SECTION  14  -  TERMINATION

     (a) Right to Terminate. Upon the occurrence of an Event of Default, ORBCOMM shall have the right to terminate this Agreement by giving notice of termination to the Reseller. The parties agree that the definitions set forth in Section 1, Reseller's obligation to pay any and all amounts due and owing by Reseller under this Agreement prior to the expiration or termination of this Agreement and the covenants, agreements and obligations of the parties in Sections 6(d), 7, 8, 11(g)(iii), 14, 16, 17 and 18 hereof shall survive the expiration or termination of this Agreement.

     (b) Right to Contact Subscriber. Upon termination of this Agreement by ORBCOMM as the result of an Event of Default, ORBCOMM shall be entitled to contact each Subscriber, if any, for the purpose of advising such Subscriber as to how such Subscriber may maintain access to the ORBCOMM System after termination of this Agreement. In such event or upon expiration of this Agreement, Reseller (i) shall cooperate with ORBCOMM to enable all Subscribers to continue to have access to the ORBCOMM System with minimal disruption, including, but not limited to, arranging for another reseller or ORBCOMM to provide ORBCOMM Services to such Subscriber or (ii) shall promptly provide ORBCOMM with sufficient information on Reseller's Subscribers so that ORBCOMM can arrange for the provision of ORBCOMM Services to such Subscribers, provided that ORBCOMM shall be under no obligation (A) to ensure that any such Subscriber is able to continue to have access to the ORBCOMM System or (B) to arrange for any transfer of equipment owned or leased by Reseller.

     (c) No Liability. In the event ORBCOMM terminates this Agreement pursuant to an Event of Default, ORBCOMM may terminate or temporarily discontinue furnishing service to Reseller without incurring any liability to the Reseller or its Agents or Subscribers. Reseller shall indemnify and hold harmless ORBCOMM from any such liability for such termination or temporary discontinuation of service to Reseller's Subscribers.

     (d) Without Prejudice. Termination of this Agreement by ORBCOMM shall be without prejudice to any other rights or remedies ORBCOMM shall have at law or equity.

     (e) Responsibility for Obligation to Subscribers. After termination of this Agreement, Reseller shall remain solely responsible for all obligations to its Subscribers and shall remain liable for payment of all amounts due pursuant to
Section 7 and all accrued but unbilled fees due pursuant to Section 7 through and including the date of termination.

     (f) Cancellation of Order. Upon the giving or receiving of any notice of termination, ORBCOMM shall be entitled to, without liability, cancel any previously accepted orders to provide ORBCOMM services to new Subscribers that have not yet been activated.

     (g) Return of Equipment and Documents. Upon termination, Reseller shall promptly return to ORBCOMM (i) any ORBCOMM equipment, other than equipment that has been paid for in full by Reseller, and (ii) originals and any copies of the ORBCOMM Graphic Identity Manual, any marketing collateral or any technical or other manuals or documents, whether in written, electronic, magnetic, or other form or media, or provide ORBCOMM with written certification of their destruction.

SECTION  15  -  USE   OF   SUBSCRIBER   INFORMATION,   NON-DISCLOSURE   AND
NON-SOLICITATION.

     (a) Use of Subscriber Information, Non-Disclosure. Except as provided for herein, from the Effective Date of this Agreement until three years following the date on which Reseller ceases to be a reseller of ORBCOMM Services, ORBCOMM shall neither (i) make use of any Subscriber Information provided by the Reseller pursuant to the terms of this Agreement or otherwise for any purpose competitive to the business of the Reseller, nor (ii) disclose any such Subscriber Information to any third party; provided, however, that ORBCOMM shall not be prohibited from doing so should such Subscriber Information: (A) be publicly available prior to the Effective Date of this Agreement; (B) become publicly available after the Effective
Date of this Agreement through no wrongful act of ORBCOMM; (C) be furnished to others by the Reseller without similar restrictions on their right to use or disclose; (D) be rightfully known by ORBCOMM without any proprietary restrictions at the time of receipt of such information from the Reseller or becomes rightfully known to ORBCOMM without proprietary restrictions from a source other than the Reseller; (E) be independently developed by ORBCOMM by persons who did not have access, directly or indirectly, to the Subscriber Information; or (F) be obligated to be produced under order of a court of competent jurisdiction or a valid administrative, arbitral or congressional subpoena, provided that ORBCOMM promptly notifies the Reseller of such event so that the Reseller may seek an appropriate protective order.

     (b) Non-Solicitation. Except as provided for herein, from the Effective Date of this Agreement until three years following the date on which Reseller ceases to be a reseller of ORBCOMM Services, ORBCOMM shall not solicit with a view to selling ORBCOMM Services to any Subscriber of the Reseller as a result of ORBCOMM being given the Subscriber Information by Reseller pursuant to the terms of this Agreement or otherwise.

SECTION  16  -  DISCLAIMER  OF  WARRANTIES  AND  LIMITATION  OF  LIABILITY

(a)     Disclaimer  of  Warranties.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NONE OF ORBCOMM OR ANY OF ITS AFFILIATES HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE ORBCOMM SYSTEM OR THE ORBCOMM SERVICES. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ORBCOMM AND ITS AFFILIATES EXPRESSLY DISCLAIM WITH RESPECT TO RESELLER AND ITS AGENTS AND SUBSCRIBERS, AND RESELLER (ON ITS OWN BEHALF AND ON BEHALF OF ITS AGENTS AND SUBSCRIBERS) HEREBY EXPRESSLY WAIVES, RELEASES AND RENOUNCES ALL WARRANTIES OF ORBCOMM AND ITS AFFILIATES ARISING AT LAW, EQUITY OR OTHERWISE, WITH RESPECT TO, INCLUDING, BUT NOT LIMITED TO: (A) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; (B) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (C) ANY WARRANTIES AS TO THE ACCURACY, AVAILABILITY OR CONTENT OF THE ORBCOMM SYSTEM OR THE ORBCOMM SERVICES; AND (D) ANY WARRANTY UNDER ANY THEORY OF LAW OR EQUITY, INCLUDING ANY TORT, NEGLIGENCE, STRICT LIABILITY, CONTRACT OR OTHER LEGAL OR EQUITABLE THEORY. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING CAPACITY OR SUITABILITY FOR USE, THAT IS NOT CONTAINED IN THIS AGREEMENT SHALL BE DEEMED TO BE A WARRANTY BY ORBCOMM.

(b)     Limitation  of  Liability.

     (i) UNDER NO CIRCUMSTANCES SHALL ORBCOMM BE LIABLE TO RESELLER FOR INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, LOSS OF BUSINESS OR LOSS OF GOODWILL, LOSS OF USE OF EQUIPMENT OR SERVICES, OR DAMAGES TO BUSINESS OR REPUTATION ARISING FROM THE PERFORMANCE OR NON- PERFORMANCE BY ORBCOMM OF ANY ASPECT OF THIS AGREEMENT WHETHER IN CONTRACT OR TORT OR OTHERWISE, AND WHETHER THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     (ii) Reseller acknowledges that interruptions of ORBCOMM Services may occur from time to time as the result of, among other things, (A) placing Subscriber Communicators in locations that preclude a Subscriber Communicator's visibility to the ORBCOMM System satellites (e.g., in a tunnel), and (B) topographical and other conditions. Reseller acknowledges that service interruptions are difficult to assess as to cause or resulting damages. The parties agree that ORBCOMM and its Affiliates shall not be liable to Reseller, its Agents or Subscribers for any losses or damages arising out of any failure or impaired performance of, error, omission, interruption, deletion, defect, delay in operation or transmission, communication line failure, theft or destruction or unauthorized access to, alteration of, or use of records, associated with the ORBCOMM System or any component thereof, whether for breach of contract, tortious behavior, negligence or under any other cause of action.

     (iii) None of ORBCOMM or any of its Affiliates shall be liable for any act or omission of Reseller, any of its Agents or any other person or entity furnishing equipment, products or services to Reseller or its Agents or Subscribers, nor shall ORBCOMM or its Affiliates be liable for any damages or losses of any kind whatsoever due to any act or omission of Reseller or its Agents or Subscribers or the failure of such equipment, products or services.

     (iv) The aggregate liability of ORBCOMM and its Affiliates under this Agreement shall be limited to direct damages proven in an amount not to exceed Ten Thousand U.S. Dollars
(US$10,000).

     (v) Reseller has accepted the limitations of liability set forth herein as part of the exchange of consideration under this Agreement and expressly acknowledges that the prices for the ORBCOMM Services would be higher if ORBCOMM were requested to bear additional liability for damages.

SECTION  17  -  DISPUTE  RESOLUTION

     (a)     Arbitration.   Except  as  provided  for  in  Section  18(k),  any
controversy or claim arising out of or relating to this Agreement, or any breach hereof, shall be settled by final and binding arbitration administered by the American Arbitration Association under its Commercial Dispute Resolution Procedures (the "Rules"). Such arbitration shall take place in Washington, D.C. before a panel of three neutral arbitrators selected pursuant to such Rules. The arbitrators' award shall include an allocation of arbitration fees, expenses and compensation, and may include an award to the prevailing party of its attorney's fees, costs and expenses in connection with the arbitration. A judgment on the award rendered by the arbitrators may be entered in and enforced by any court having jurisdiction thereof, each party hereby consenting to the jurisdiction of such court over it and waiving, to the fullest extent permitted by law, any defense or objection relating to in personam jurisdiction, venue or convenience of the forum. All matters arising in any action to enforce an arbitral award shall be determined in accordance with the law and practice of the forum court.

     (b)     Exclusivity.   The  rights of the parties under this Section 17 and
Section 18(k) shall be the exclusive dispute resolution mechanisms with respect to any claim or controversy under this Agreement.

SECTION  18  -  MISCELLANEOUS

     (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile (answer back received), one business day after being sent by express mail or courier, or three business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (or such other address for a party as shall be specified by like notice, provided that such notice shall be effective only upon receipt thereof):

ORBCOMM:


ORBCOMM  LLC
21700  Atlantic  Boulevard
Dulles,  Virginia  20166
Telephone:      +1  (703)  433-6300
Facsimile:        +1  (703)  433-6868
Attention:        General  Counsel  and
                                   Don Franco


with  a  copy  to:


Chadbourne  &  Parke  LLP
30  Rockefeller  Plaza
New  York,  New  York  10112
Telephone:      +1  (212)  405-5100
Facsimile:        +1  (212)  541-5369
Attention:        Alejandro  R.  San  Miguel


RESELLER:


NightHawk  Systems,  Inc.
8200  East  Pacific  Place
Suite  204
Denver,  Colorado  80231
Telephone:      +1  (303)  337-4811
Facsimile:        +1  (303)  337-3084
Attention:         Myron  Anduri




     (b) Binding Effect; Assignment. This Agreement shall be binding upon the parties and their permitted successors and assigns. Neither this Agreement nor any interests or obligations of either party shall be assigned or transferred
(by operation of law or otherwise) to any Person without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either party may assign this Agreement without the other party's consent in the event the party becomes a party to one or more transactions in the form of a merger, consolidation, reorganization, stock sale or exchange, sale of all or substantially all of the party's assets or some similar or related transaction, with the result being that said party is the surviving entity, or if not the surviving entity, the surviving entity continues to conduct the business conducted by such party prior to the consummation of the transaction, including the assumption of the rights and obligations under this Agreement.

     (c) Entire Agreement; Amendment. This Agreement and all attachments (which are hereby made part of this Agreement) contain the entire understanding between Reseller and ORBCOMM and supersede all prior written and oral understandings relating to the subject matter hereof (excluding the Mutual Non-Disclosure Agreement). No representations, warranties, indemnities, agreements or understandings not contained herein shall be valid or effective unless agreed to in writing and signed by both parties. Any modification or amendment of this Agreement must be in writing and signed by both parties. Both parties agree and acknowledge that this Agreement shall be governed solely by the terms and conditions contained herein, and the terms and conditions of any purchase order, task order or similar document (collectively, an "Order") shall be without any force and effect and shall not amend, modify, add to, or delete the terms or conditions of this Agreement.

     (d)     Governing  Law.   (i)   The  construction,  interpretation  and
performance of this Agreement, as well as the legal relations of the parties arising hereunder, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict or choice of law provisions thereof. Neither party may bring any action for a claim under this Agreement later than one year after the termination of this Agreement; provided that claims under any provision of this Agreement that survives termination of this Agreement may be brought within one year of the later of the occurrence of the event giving rise to the claim and actual knowledge thereof by the party asserting such claim.

     (ii) For the purposes of this Agreement, Reseller by its execution hereof (A) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or based on this Agreement or the subject matter hereof and (B) hereby waives to the extent not prohibited by law, and agrees not to assert, by way of motion, as a defense or otherwise,  in  any  such  proceeding,  any  claim  that  is  not  subject personally to the jurisdiction of the above- named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court. Reseller hereby consents to service of process in any such proceeding in any manner permitted by the laws of the state of New York and agrees that service of process by international registered mail, return receipt requested, at the address specified in or pursuant to Section 18(a) hereof is reasonably calculated to give actual notice. Reseller agrees that, at ORBCOMM's request, it will appoint an agent for service of process within the State of New York.

     (e) Waiver. It is understood and agreed that no failure or delay by either ORBCOMM or Reseller in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. No waiver of any terms or conditions of this Agreement shall be deemed to be a waiver of any subsequent breach of any term or condition. All waivers must be in writing and signed by both of the parties hereto.

     (f) Severability. If any part of this Agreement shall be held invalid or unenforceable, such determination shall not affect the validity or enforceability of any remaining portion, which shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated.

     (g)     Headings.     Headings   in   this   Agreement   are   included
for   convenience   of  reference  only  and shall not constitute a part of this
Agreement  for  any  other  purpose.

     (h) Costs and Expenses. Except as otherwise specifically provided herein, each party shall bear all costs and expenses incurred in the performance by it of its obligations hereunder.

     (i)      Independent  Parties.    Each  party  is  an  independent
contractor. Except as provided in this Agreement, neither party shall have the right, power or authority to act or to create any obligation, express or implied, on behalf of the other party. All sales by Reseller shall be in its own name and for its own account. No provision of this Agreement shall be construed as vesting in Reseller any control over or interest in the Facilities or operations of ORBCOMM or the ORBCOMM System. Reseller shall not represent itself as a federal or state certified licensee of the ORBCOMM System.

     (j) Tariffs. In the event that any ORBCOMM Services or the charges made therefor are currently subject, or at any time become subject, to any tariff or other form of rate regulation imposed by a Governmental Authority, then the terms and conditions of this Agreement, including the prices set forth in the Pricing Rate Schedule, shall be deemed amended to conform to any conflicting terms and conditions in effect under such regulation or tariff. All non-conflicting terms and conditions of this Agreement shall remain valid and in full force and effect.

     (k) Injunctive Relief. Each of the parties acknowledges that the ORBCOMM System and ORBCOMM Services provided pursuant to this Agreement are unique and recognizes and affirms that in the event of any breach of this Agreement by it, money damages may not be adequate and the other party may have no adequate remedy pursuant to the dispute resolution provisions specified in Section 17. Accordingly, the dispute resolution provisions specified in Section 17 are not exclusive of a party's right to injunctive relief to the extent permitted by applicable law.

     (l)      Force  Majeure.       Neither  party shall be held responsible for
failure or delay in performance or delivery if such failure or delay is the result of an act of God, the public enemy, embargo, governmental act (other than the failure to obtain Permits from a Governmental Authority), fire, accident, war, riot, strikes, inclement weather or other cause of a similar nature that is beyond the control of the parties. In the event of such occurrence, this Agreement shall be amended by mutual agreement to reflect an extension in the period of performance and/or time of delivery. Failure to agree on an equitable extension shall be considered a claim or controversy and resolved in accordance with Section 17.



     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.



ORBCOMM  LLC                                    NIGHTHAWK SYSTEMS,  INC.
By:   /s/ Don Franco                            By: /s/ Myron Anduri
Name:  Don  Franco                             Name:  Myron  Anduri
Title:    Co-  Chief  Executive  Officer       Title: Executive  Vice  President


                                 EXHIBIT A

                                    TERRITORY




The  Territory  shall  mean  the United States (including Puerto Rico and Guam).

                                    EXHIBIT B

RESELLER  APPLICATION  DESCRIPTION




Reseller's Application is NIGHTHAWK REMOTE POWER CONTROL, which is used to remotely turn connected appliances on or off by issuing simple, short message bursts over the ORBCOMM System. The Application is designed to allow the end user to access this control via a simple web-interface or via email-issued commands.


                                  PRICING NOTES

The  pricing  presented herein is subject to the following terms and conditions:

     1. Terms not defined herein, or elsewhere in this Agreement, shall have the meaning set forth in the ORBCOMM Messaging Services Description (A80MK0019 - Revision - C, Issue Date: March 31, 2000) a copy of which may be obtained by contacting ORBCOMM.

     2. Each Subscriber Communicator provisioned on the ORBCOMM System shall be assigned a "Price Plan Code" as set forth on the Pricing Rate Schedule. Reseller shall be responsible for indicating into which Price Plan Code a Subscriber Communicator is to be placed at the time of its provisioning.

     3. Price Plan Codes correspond to the average number of Message Units transmitted over a three month period by all Subscriber Communicators provisioned with such Price Plan Code. The number of Message Units used by each Subscriber Communicator shall be calculated as follows: (a) each Data Report, Position Report, Message Enquiry, User Command, and Poll shall be equal to 1 Message Unit; (b) each Message of 7 to 33 bytes shall be equal to 2.41 Message Units; (c) each Message of 34 to 70 bytes shall be equal to 3.33 Message Units;
(d)  each  Message  of 71 to 107 bytes shall be equal to 4.24 Message Units; and
(e) for Messages greater than 107 bytes, the number of Message Units is equal to the number of bytes transmitted divided by 25. For Messages and Globalgrams, the sum of the lengths in bytes of the header, subject, and body parts are included in the Message Unit calculation (minimum 33 bytes per message). Gateway Control Center acknowledgements for Reports, Commands, and Messages are included and are not counted as additional Message Units. For Subscriber Communicators which transmit a variety of message types and lengths, the total usage is determined by adding the total number of Message Units for each message type using the ratios in paragraph 1 above in each Billing Cycle. Should the actual usage exceed that of the Price Plan Code selected by the customer averaged over the last three Billing Cycles, ORBCOMM will notify Reseller in writing of the actual usage and the appropriate Price Plan Code which should apply. ORBCOMM will change to the new Price Plan Code at the start of the next Billing Cycle, and this will stay in effect for a minimum of the next three consecutive Billing Cycles.

     4. ORBCOMM shall calculate Usage Charges invoiced to Reseller on a Price Plan Code by Price Plan Code basis. The first 999 Subscriber Communicators within a Contract shall have a Usage Charge as set forth in the column with the heading "First 999 Units." The column on the Pricing Rate Schedule that shall determine the Usage Charge for each Price Plan Code shall be the column that corresponds to the aggregate number of Subscriber Communicators provisioned on the ORBCOMM system on the account of Reseller. These prices are valid for applications which take reasonable care in making efficient use of ORBCOMM network resources as described in Application Note #11, Application Traffic Demand Considerations, Issue Date: September 30, 2000. ORBCOMM reserves the right to apply surcharges to accounts which make excessive demands on network resources as determined by ORBCOMM. Usage Charges shall be invoiced to Reseller in advance at the beginning of each Billing Cycle based on the number of Subscriber Communicators provisioned on the ORBCOMM System on the account of Reseller at the beginning of each Billing Cycle. Credits and additional charges for Subscriber Communicators provisioned or deprovisioned during each Billing Cycle shall be made at the beginning of the following Billing Cycle.

5. All traffic is assumed to be sent at Normal Priority. SC-Terminated Delivery Plan Code Zero ("0") is the standard for this pricing schedule. ORBCOMM reserves the right to charge a premium for the use of SC-Terminated Delivery Plan Codes other than Zero ("0").

     6. Customer Owned and Maintained (COAM) frame relay fees are minimum fees for integration and configuration of standard domestic connections. Additional setup for international connections or other special requirements are charged at $200 per hour for labor. Telephone company charges are additional.

7. Optional Subscriber Communicator features referred to include provisioning for alternating terminating address, message forwarding, binary Globalgrams, message blocking and any other non-standard features.

                             MONTHLY SALES FORECAST
               (VALUE  ADDED  RESELLER  COMPANY  INFORMATION)




GENERAL  INFORMATION

COMPANY  NAME                                                      ADDRESS
ORBCOMM  ACCOUNT  #

INDUSTRY

APPLICATIONS


CONTACT  INFORMATION

EXEC  CONTACT                                   SALES  CONTACT
FINANCE  CONTACT                                TECHNICAL  CONTACT

EXEC  TITLE                                     SALES  TITLE
FINANCE  TITLE                                  TECHNICAL  TITLE

EMAIL                                           EMAIL
EMAIL                                           EMAIL

PHONE  #                                        PHONE  #
PHONE  #                                        PHONE  #

FAX  #                                          FAX  #
FAX  #                                          FAX  #


APPLICATION

DESCRIPTION
ADDRESSABLE  MARKET  SIZE

DEVICE  TRACKED/MONITORED

DATA  COMMUNICATED

CUSTOMERS

HARDWARE
POWER  MANAGEMENT

ANTENNA
BACK  OFFICE  (WEB-ENABLED)

REPORTS/MO                                      MESSAGES/MO
LENGTH                                                 COMMANDS/MO

TARGET  VAR  SERVICE  PRICE             TARGET  VAR  SC  PRICE
LATENCY  REQUIREMENT  (MIN)


CRITICAL  ISSUES

BUSINESS  ISSUES


TECHNICAL  ISSUES



NOTE: PLEASE COMPLETE THIS PAGE INITIALLY UPON SIGNATURE OF AGREEMENT AND THEREAFTER AS THE INFORMATION CHANGES.